                             FIRST SUPPLEMENTAL INDENTURE

         First Supplemental Indenture, dated as of February 23, 1995, among Aftermarket Technology Corp., a Delaware corporation (the "Company"), the Guarantors named herein, and American Bank National Association, as Trustee.

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 12% Series A Senior Subordinated Notes due 2004 (the "Old Notes") and the 12% Series B Senior Subordinated Notes due 2004 (the "Notes") to be exchanged for the Old Notes. All capitalized terms used in this First Supplemental Indenture and not defined herein shall have the meanings specified in the Indenture (defined below).

         WHEREAS, the Company, the Trustee, and each of the Guarantors other than Partes Remanufacturades de Mexico, S.A. de C.V., a Mexico corporation ("PRM"), have entered into that certain Indenture, dated as of August 2, 1994 (the "Indenture"), relating to the issuance of the Old Notes and the Notes;

         WHEREAS, pursuant to Section 13.3 of the Indenture, the Company and the Guarantors have covenanted and agreed that they shall cause each person that is or becomes a Subsidiary of the Company or any Guarantor to execute a Guaranty and to cause such Subsidiary to execute an indenture supplement to the Indenture for the purpose of adding such Subsidiary as a Guarantor under the Indenture;

         WHEREAS, PRM, a Subsidiary of the Company, was inadvertently omitted as a Guarantor in the Indenture;

         WHEREAS, the parties hereto desire that PRM assume the rights, duties and obligations of a Guarantor under the Indenture;

         WHEREAS, Section 9.1 of the Indenture provides that the Company, when authorized by a resolution of its board of directors, each Guarantor, when authorized by a resolution of its board of directors, and the Trustee, may amend or supplement the Indenture without notice to or the consent of any Holder if the change does not adversely affect the rights of any Holder; and

         WHEREAS, all things necessary to make this First Supplemental Indenture a valid, binding and legal instrument supplemental to the Indenture have been performed;

         NOW, THEREFORE, THIS INDENTURE WITNESSETH: that in consideration of the covenants and premises, receipt whereof is hereby acknowledged, PRM hereby agrees and provides, for the equal and proportionate benefit of the respective Holders, that PRM shall hereby assume the rights, duties and obligations of a Guarantor under the Indenture, as amended hereby, including without limitation the execution of a Guaranty in the form attached hereto, and shall be bound by the terms and conditions of the Indenture, as amended hereby, as if PRM were originally a party thereto.

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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed as of the date first written above.

                                  AFTERMARKET TECHNOLOGY CORP.
[Seal]

                                  By:
                                     -----------------------------
                                     William A. Smith,
                                     Chief Executive Officer
Attest:
       ----------------------
          Secretary
                                  AMERICAN BANK NATIONAL
                                  ASSOCIATION, as Trustee


                                  By:
                                     ---------------------------
                                       Name:
                                       Title:


                                  By:
                                     ---------------------------
                                       Name:
                                       Title:


                                  THE "GUARANTORS":


                                  AARON'S AUTOMOTIVE PRODUCTS, INC.,
                                  a Delaware corporation


                                  By:
                                     ---------------------------
                                       William A. Smith,
                                       Chief Executive Officer

                                  H.T.P., INC.,
                                  a Kentucky corporation


                                  By:
                                     ---------------------------
                                       William A. Smith,
                                       Chief Executive Officer


                                  HTP CHARLOTTE, INC.,
                                  a North Carolina corporation


                                  By:
                                     ---------------------------
                                       William A. Smith,
                                       Chief Executive Officer


                                  HTP MICHIGAN, INC.,
                                  a Michigan corporation


                                  By:
                                     ---------------------------
                                       William A. Smith,
                                       Chief Executive Officer

                                  MAMCO CONVERTERS, INC.,
                                  a Ohio corporation

                                  By:
                                     ---------------------------
                                       William A. Smith,
                                       Chief Executive Officer


                                  PARTES REMANUFACTURADAS DE
                                  MEXICO, S.A. DE C.V.,
                                  a Mexico corporation


                                  By:
                                     ---------------------------
                                       Pete Richardson,
                                       President

                                  RPM MERIT, INC.,
                                  a Delaware corporation


                                  By:
                                     ---------------------------
                                       William A. Smith
                                       Chief Executive Officer